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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): July 24, 2003


                         A.C. MOORE ARTS & CRAFTS, INC.
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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

         Pennsylvania                         000-23157                        22-3527763
-------------------------------        ------------------------           -------------------
(State or other jurisdiction of        (Commission File Number)             (IRS Employer
        incorporation)                                                    Identification No.)

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         500 University Court
           Blackwood, NJ                                           08012
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code   (856) 228-6700
                                                     --------------

                                 Not Applicable
                         (Former name or former address,
                -----------------------------------------------
                          if changed since last report)



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Item 5. Other Events

            The following information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements of A.C. Moore Arts & Crafts, Inc. (the "Company") and its subsidiaries, and the notes thereto, appearing in the Company's reports filed with the Securities and Exchange Commission ("SEC"). This Current Report on Form 8-K, may contain certain forward-looking statements regarding the Company's business and prospects that are based upon numerous assumptions about future conditions which may ultimately prove to be inaccurate and actual events and results may materially differ from anticipated results described in such statements. Such forward-looking statements involve risks and uncertainties and any one or a combination of these risks could have a material adverse effect on the Company's business, financial condition and results of operations. The Company disclaims any intent or obligation to update these forward-looking statements.


         Mr. Richard Drake, a director of the Company, has advised the Company that on July 24, 2003 he amended his written plan with Adams, Harkness & Hill, Inc., which he adopted in accordance with Rule 10b5-1 under the Exchange Act, relating to the exercise of stock options and future sales of the Company's common stock. Mr. Drake's amended plan provides for the sale of shares of the Company's common stock at prices of $32.00 or higher. All other terms of his amended plan are the same as described in the Current Report on Form 8-K filed by the Company on November 7, 2002.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  A.C. MOORE ARTS & CRAFTS, INC.



Date:  July 28, 2003              By:     /s/  Leslie H. Gordon
                                      ----------------------------------------
                                       Name:  Leslie H. Gordon
                                       Title:    Chief Financial Officer and
                                                 Executive Vice President